Exhibit 99.1

Contacts:

Rick Neely

Chief Financial Officer

408-321-6756

Chuck Burgess

The Abernathy MacGregor Group

212-371-5999

TESSERA TECHNOLOGIES ANNOUNCES BOARD CHANGES

AND CEO TRANSITION

New Independent Directors Bring Deep Operational and Financial Expertise

SAN JOSE, Calif., March 25, 2013 — Tessera Technologies, Inc. (NASDAQ:TSRA) (“Tessera” or the “Company”) today announced changes to its Board of Directors (the “Board”) and the commencement of a search for a new chief executive officer. The reconstituted Board will comprise experienced and independent directors with the skills and expertise to guide the Company through the next phase of its strategic plan, both in the Intellectual Property (IP) and DigitalOptics (DOC) businesses.

Richard S. Hill was appointed Chairman of the Board, effective immediately replacing Robert J. Boehlke, who will remain on the Board until the upcoming annual meeting of stockholders on May 23, 2013. In addition, the Board will immediately begin a search for a new chief executive officer to replace Robert A. Young.

Also effective immediately, three new independent directors will join the Board: John Chenault, John H. F. Miner and Christopher A. Seams.

The Company intends to nominate a slate of six independent directors at the upcoming annual meeting of stockholders, including the three new directors and existing directors Richard S. Hill, David C. Nagel and Timothy J. Stultz.

“We continue to strengthen the Board, and each of our directors – both current and new – is fully committed to driving stockholder value at the Company,” said Hill. “The three new directors we are nominating for the Board are all accomplished business leaders, and we expect them to provide immediate and substantial benefits to the Company.

“Bob Boehlke and Bob Young have both made significant contributions in their years of service to the Company,” added Mr. Hill. “We would like to thank them for all that they have done for the Company.”

Biographies of the six highly qualified nominees for the Board follow:

John Chenault has held a number of increasingly senior roles at Novellus Systems, Inc., a semiconductor company, prior to his retirement in 2005, including most recently chief financial officer. Prior to that, he served as vice president of Corporate Development; vice president of Operation and Administration; executive vice president of Worldwide Sales and Service; and executive vice president of Business Operations. Mr. Chenault has been a director of Ultra Clean since June 2009. Mr. Chenault holds a bachelor of business degree in economics and a master’s degree in business administration from Western Illinois University.

John H. F. Miner currently serves as a Managing Director of Pivotal Investments LLC. Previously, he had a more than 20-year career at Intel, most recently as co-president of Intel Capital. He also served in a general management capacity overseeing major Intel product divisions including the Enterprise Server and Communications Products and New Products Groups, and Intel’s desktop motherboard and PC building-blocks business. Mr. Miner serves as a director of Pacific Light Technologies Corp., Tuusso and STI. He serves as a Trustee for the Providence St. Vincent Medical Foundation and as Board Advisor of SeQuential-Pacific Biodiesel LLC. Mr. Miner holds a bachelor’s degree in electrical engineering from Tulane University and a master’s degree in business administration from the University of Oregon.

Christopher A. Seams has been an executive vice president at Cypress Semiconductor Corporation since 2000, where he is responsible for Sales and Marketing. In addition to his current Sales and Marketing responsibilities, his assignments at Cypress have included technical and operational management in manufacturing, development, and operations. Prior to joining Cypress in 1990, he worked in process development for Advanced Micro Devices and Philips Research Laboratories. Mr. Seams earned his bachelor’s degree in electrical engineering from Texas A&M University and his master’s degree in electrical and computer engineering from the University of Texas at Austin. Mr. Seams is a senior member of IEEE, serves on the Engineering Advisory Council for Texas A&M University, and is a board member of Joint Venture Silicon Valley.

Richard “Rick” S. Hill, who joined the Board in August 2012, served as the chief executive officer of Novellus Systems, Inc. from 1993, as well as the chairman from 1996, until its acquisition for more than $3 billion by Lam Research Corporation in June 2012. Before joining Novellus Systems in 1993, Hill spent 12 years with Tektronix, Inc., including as president of the Tektronix Development Company, vice president of the Test & Measurement Group, and president of Tektronix Components Corporation. He also held engineering-management positions at General Electric, Motorola, and Hughes Aircraft Company. Hill is the immediate past chair, and a current executive committee member, of the University of Illinois Foundation, a member of the Board of Visitors for the University of Illinois at Urbana-Champaign, and a member of the board of directors of Arrow Electronics, LSI Corporation, and Cabot Microelectronics Corporation. Hill graduated in bioengineering from the University of Illinois at Chicago and earned a master’s degree in business administration from Syracuse University.

David C. Nagel, Ph.D., who joined the Board in May 2005, was most recently president and chief executive officer of PalmSource, Inc., a leading provider of operating system software platforms for smart mobile devices. Prior to PalmSource, Nagel was chief technology officer at AT&T and president of AT&T Labs. He previously served as senior vice president at Apple

Computer, where he led Worldwide R&D for all Macintosh products after heading up Advanced Technology. Before Apple, Nagel had a long career at NASA’s Ames Research Center as head of human factors research. He has served on a number of national and international advisory committees, including five years on President Clinton’s first President’s Information Technology Advisory Committee (PITAC). Nagel has served on the boards of directors of Palm, Inc., Arcsoft, Inc., Epocrates, Nuance, Leapfrog Technologies, and Openwave Systems (now Unwired Planet). He currently serves on the boards of Vonage Holdings and Align Technology, in addition to Tessera Technologies, Inc. He also is a member of the board of Trustees and Executive Council of the International Computer Science Institute in Berkeley, California. He has in the past served on advisory boards for both private equity and venture capital companies. Nagel holds bachelor and master’s degrees in engineering and a doctorate of philosophy in perception and mathematical psychology, all from UCLA.

Timothy “Tim” J. Stultz, Ph.D., who joined the Board in August 2012, is currently chief executive officer, president, and a director of Nanometrics Incorporated, which he joined in 2007. Prior to Nanometrics, Dr. Stultz served as president, chief executive officer and director of Imago Scientific Instruments, and as vice president and general manager of Veeco Instruments Metrology Group where he was instrumental in bringing to market the world’s first fully automated Atomic Force Microscope. He was also the founder of Peak Systems, a pioneering company in the area of rapid thermal processing for semiconductor devices. Prior to founding Peak Systems, Dr. Stultz spent 9 years at Lockheed Palo Alto Research Laboratories where he participated in and led a variety of research programs in the development of advanced solid state materials. Dr. Stultz earned his bachelor’s, master’s, and doctorate of philosophy in materials science and engineering from Stanford University, and currently serves on the Industrial Advisory Committee for the Materials Science Department at Stanford.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the changes to the Board, the search for a new chief executive officer, the Company’s slate of directors at its annual meeting of stockholders, the appointments of Messrs. Chenault, Miner and Seams to the Board and the impact of these appointments on the Company. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2012, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property segment, managed by Tessera Intellectual Property Corp., generates revenue from manufacturers and other implementers that use our technology. Our DigitalOptics business delivers innovation in imaging systems for smartphones. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, DOC, the DOC logo, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Additional Information and Where to Find It

Tessera Technologies, Inc. (the “Company”), its directors and certain executive officers and employees may become participants in the solicitation of proxies from stockholders in connection with the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting (the “2013 Proxy Statement”).

John Chenault, Richard S. Hill, John H. F. Miner, David C. Nagel, Christopher A. Seams and Timothy J. Stultz, all of whom are members of the Company’s Board of Directors, and Robert A. Young, President and Chief Executive Officer, C. Richard Neely, Jr., Executive Vice President and Chief Financial Officer, Bernard J. Cassidy, Executive Vice President, General Counsel and Secretary and Moriah C. Shilton, Senior Director, Investor Relations, may become participants in the Company’s solicitation. Information regarding the Company’s directors’ and executive officers’ respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement relating to the 2012 annual meeting of stockholders. No other participants own in excess of 1% of the Company’s common stock. Additional information regarding the interests of such participants will be included in the 2013 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive 2013 Proxy Statement with the SEC, the Company will mail the definitive 2013 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2013 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://ir.tessera.com/sec.cfm) or by writing to the Secretary, Tessera Technologies, Inc., 3025 Orchard Parkway, San Jose, California 95134.

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